Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-45983, 333-72107, 333-96707, 333-106117 and 333-115636) of Derma Sciences, Inc. and Subsidiaries of our report dated February 20, 2004, with respect to the 2003 consolidated financial statements of Derma Sciences, Inc. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended December 31, 2004.

          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 30, 2005